                                                                   EXHIBIT 10.11


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                              PURCHASE AGREEMENT



                                by and between



                            ALLIANCE RESOURCES PLC



                                      and



                     ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                                      AND

                     ENERGY CAPITAL INVESTMENT COMPANY PLC



                               October 27, 1998


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                               TABLE OF CONTENTS

                                                                            Page

PURCHASE AGREEMENT...........................................................  1

ARTICLE I - DEFINITIONS......................................................  1
     1.1     Certain Defined Terms...........................................  1
     1.2     Certain Additional Defined Terms................................  8
     1.3     References and Construction.....................................  8

ARTICLE II - TERMS OF THE TRANSACTION........................................  9
     2.1     Agreement to Sell and to Purchase the Securities................  9
     2.2     Purchase Price and Payment...................................... 10
     2.3     Placement Fee................................................... 10

ARTICLE III - CLOSING........................................................ 10
     3.1     Closing......................................................... 10
     3.2     Deliveries by the Company....................................... 10
     3.3     Deliveries by Buyer............................................. 11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER........................ 12
     4.1     Corporate Organization.......................................... 12
     4.2     Qualification................................................... 12
     4.3     Charter and Bylaws.............................................. 12
     4.4     Capitalization of the Company................................... 12
     4.5     Authority Relative to This Agreement............................ 13
     4.6     No Conflict..................................................... 13
     4.7     Consents and Approvals, Licenses, Etc........................... 13
     4.8     Subsidiaries.................................................... 13
     4.9     Shares.......................................................... 14
     4.10    Financial Statements............................................ 15
     4.11    SEC Filings..................................................... 15
     4.12    Absence of Undisclosed Liabilities.............................. 16
     4.13    Absence of Certain Changes...................................... 16
     4.14    Tax Matters..................................................... 16
     4.15    Environmental and Other Laws.................................... 17
     4.16    Legal Proceedings............................................... 18
     4.17    Title to Properties; Permits; Licenses; Condition of Assets..... 18
     4.18    ERISA........................................................... 19
     4.19    Agreements...................................................... 21
     4.20    Labor Disputes and Acts of God.................................. 22
     4.21    Registration Rights............................................. 22
     4.22    Offering of Securities.......................................... 23
     4.23    Government Regulation........................................... 23

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     4.24    Brokerage Fees.................................................. 23
     4.25    Solvency........................................................ 23
     4.26    Full Disclosure................................................. 23

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER.......................... 24
     5.1     Corporate Organization.......................................... 24
     5.2     Authority Relative to This Agreement............................ 24
     5.3     Investment Intent; Investment Experience;
             Restricted Securities........................................... 24
     5.4     Brokerage Fees.................................................. 25

ARTICLE VI - CONDUCT OF COMPANY PENDING CLOSING.............................. 25
     6.1     Conduct and Preservation of Business............................ 25
     6.2     Restrictions on Certain Actions................................. 25
     6.3     Certain Action.................................................. 27

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF THE COMPANY....................... 27
     7.1     Representations and Warranties True............................. 28
     7.2     Covenants and Agreements Performed.............................. 28
     7.3     HSR Act......................................................... 28
     7.4     Legal Proceedings............................................... 28

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF BUYER............................ 28
     8.1     Representations and Warranties True............................. 28
     8.2     Covenants and Agreements Performed.............................. 29
     8.3     HSR Act......................................................... 29
     8.4     Legal Proceedings............................................... 29
     8.5     Consents........................................................ 29
     8.6     No Material Adverse Change...................................... 29
     8.7     Senior Credit Facility.......................................... 29
     8.8     Subordination Agreement......................................... 29
     8.9     U.K. Opinion.................................................... 29
     8.10    Closing of the Acquisitions and the Senior Credit Facility...... 30

ARTICLE IX - PRE-CLOSING TERMINATION......................................... 30
     9.1     Termination..................................................... 30
     9.2     Effect of Termination........................................... 30

ARTICLE X - AFFIRMATIVE COVENANTS OF THE COMPANY............................. 30
     10.1    Payment and Performance......................................... 30
     10.2    Books, Financial Statements and Reports......................... 31
     10.3    Notice of Material Events and Change of Address................. 32
     10.4    Maintenance of Properties....................................... 33
     10.5    Maintenance of Existence and Qualifications..................... 33
     10.6    Payment of Trade Liabilities, Taxes, etc........................ 33
     10.7    Insurance....................................................... 33

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     10.8    Compliance with Agreements and Law.............................. 33
     10.9    Guaranties of Company's Subsidiaries............................ 33

ARTICLE XI - NEGATIVE COVENANTS OF THE COMPANY............................... 34
     11.1    Indebtedness.................................................... 34
     11.2    Limitation on Liens............................................. 34
     11.3    Limitation on Mergers........................................... 34
     11.4    Limitation on Sales of Property................................. 35
     11.5    Limitation on Investments and New Businesses.................... 35
     11.6    Transactions with Affiliates.................................... 35
     11.7    Restricted Payments............................................. 35
     11.8    Material Amendments............................................. 35

ARTICLE XII - PREPAYMENT OF THE NOTE......................................... 36
     12.1    Optional Prepayment............................................. 36

ARTICLE XIII - EVENTS OF DEFAULT AND REMEDIES................................ 36
     13.1    Events of Default............................................... 36
     13.2    Remedies........................................................ 38

ARTICLE XIV - ADDITIONAL AGREEMENTS.......................................... 38
     14.1    Third Party Consents............................................ 38
     14.2    Access to Information........................................... 39
     14.3    Listing of Shares............................................... 39
     14.4    Use of Proceeds................................................. 39
     14.5    Board Representation............................................ 39
     14.6    Public Announcements............................................ 39
     14.7    Fees and Expenses............................................... 40
     14.8    Costs of Enforcement............................................ 40
     14.9    Transfer Taxes.................................................. 40
     14.10   Indemnification................................................. 40

ARTICLE XV - MISCELLANEOUS................................................... 40
     15.1    Notices......................................................... 40
     15.2    Waiver and Amendment............................................ 42
     15.3    Survival........................................................ 42
     15.4    Entire Agreement................................................ 42
     15.5    Binding Effect; Assignment; No Third Party Benefit.............. 42
     15.6    Severability.................................................... 42
     15.7    GOVERNING LAW................................................... 43
     15.8    Remedies Not Exclusive.......................................... 43
     15.9    Further Assurances.............................................. 43
     15.10   Counterparts.................................................... 43
     15.11   Injunctive Relief............................................... 43
     15.12   Consent to Jurisdiction......................................... 43

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     15.13   Payments........................................................ 44

                                      -iv-
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                              PURCHASE AGREEMENT


     PURCHASE AGREEMENT (this "Agreement"), dated as of October 27, 1998, between Alliance Resources PLC, a public limited company organized under the laws of England and Wales (the "Company"), and EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("EnCap LP"), and Energy Capital Investment Company PLC, an English investment company ("ECIC") (with EnCap LP and ECIC sometimes being herein collectively called "Buyer").

     WHEREAS, the Company desires to issue and sell to Buyer, and Buyer desires to purchase from the Company, (i) $9,750,000 aggregate principal amount of its 10% Subordinated Notes due 2005 (the "Notes") and (ii) 15,000,000 ordinary shares of 1p each of the Company (the "Shares") (the Notes and the Shares are referred to herein collectively as the "Securities");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      1.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

               "Acquisitions" means the acquisition by the Company of all of the issued and outstanding shares of the capital stock of Difco Limited and the acquisition by Difco Limited of certain oil and gas interests in the East Irish Sea from Burlington Resources Limited (Irish Sea), each as described in the Listing Particulars.

               "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Alliance Group" means Alliance Resources Group, Inc., a Delaware corporation.

               "Alliance USA" means Alliance Resources (USA), Inc., a Delaware corporation.

               "Ancillary Documents" means each agreement, certificate, document, commitment and writing (other than this Agreement) executed or to be executed by the Company or Buyer in connection with the transactions contemplated herein or therein, including without limitation the Notes, the Subsidiary Guarantees and the Registration Rights Agreement.

               "Applicable Law" means any statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of, any Governmental Entity to which a specified Person or property is subject.

               "ARCOL" means ARCOL Inc., a Delaware corporation.

               "ARNO" means ARNO Inc., a Delaware corporation.

               "Burlington Agreement" means that certain Sale and Purchase Agreement East Irish Sea dated June 29, 1998 by and between Difco Limited and Burlington Resources (Irish Sea) Limited, as amended by letter agreement dated October 5, 1998.

               "Change of Control" means the occurrence of any of the following events: (a) any Person or two or more Persons, other than Buyer or any affiliate of Buyer, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by the Company's management or their designees to be voted in favor of persons nominated by the Company's Board of Directors) of 33% or more of the outstanding voting securities of the Company, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Company), exclusive of the issuance of ordinary shares contemplated under this Agreement, (b) the Company shall fail beneficially to own 100% of the outstanding shares of voting capital stock of Alliance Group, Manx, LRI or Difco on a fully-diluted basis, (c) LRI shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of LPC, GOCA, New GOC or Enpro, on a fully-diluted basis, (d) Alliance Group shall fail beneficially to own 100% of the outstanding shares of the voting capital stock of Source, ARNO, ARCOL or Alliance USA, (e) one-third or more of the directors of the Company shall consist of persons not nominated by the Company's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (f) within three years of the Closing Date, the employment by the Company of John Keenan or Paul Fenemore terminates for any reason.

               "Companies Act" means the Companies Act 1985 as amended.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Default" shall mean an Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

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               "Difco" means Difco Limited, a private limited company
     incorporated under the laws of England and Wales

               "Difco Agreement" means that certain Amended and Restated Sale and Purchase Agreement dated September 23, 1998, by and between the Company and the shareholders of Difco Limited.

               "Enpro" means ENPRO, INC., a Texas corporation.

               "Environmental Laws" means any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

               "Fiscal Quarter" shall mean a three-month period ending on July 31, October 31, January 31 or April 30 of any year.

               "Fiscal Year" shall mean the twelve-month period ending on April 30 of any year.

               "GOCA" means LaTex/GOC Acquisition, Inc., a Delaware corporation.

               "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or other governmental body, agency, authority, department, commission, board, bureau or instrumentality (domestic or foreign).

               "Hazardous Materials" means any substance regulated under Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Indebtedness" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under U.S. GAAP be shown on such Person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts,

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     option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with U.S. GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other
     Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;
     (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

               "IRS" means the Internal Revenue Service.

               "Key Employment Agreements" means (i) that certain Executive Service Agreement dated October 5, 1996 between the Company and John A. Keenan, as amended by Supplemental Agreement dated October 15, 1996, (ii) that certain Service Agreement dated September 20, 1996 between the Company and Paul Raymond Fenemore, as amended by Supplemental Agreement dated September 20, 1996 and (iii) that certain Executive Service Agreement dated December 16, 1996 between the Company and Harry Brian Kerr Williams.

               "Liabilities" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or absolute, fixed or contingent, and whether or not required to be considered pursuant to U.S. GAAP.

               "Lien" shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" shall also mean any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

               "Listing Particulars" means the Company's circular to shareholders dated June 30, 1998, as supplemented by the Company's supplementary listing particulars dated October 7, 1998.

               "Listing Rules" means the listing rules of the London Stock Exchange.

               "London Stock Exchange" means the London Stock Exchange Limited.

               "LPC" means LaTex Petroleum Corporation, an Oklahoma corporation.

               "LRI" means LaTex Resources, Inc., a Delaware corporation.

               "LRI Merger" means the merger of Alliance Resources (Delaware) Inc. with and into LRI whereby the Company became the sole shareholder of LRI.

               "Majority of the Noteholders" means those holder(s) of Notes who hold a majority in aggregate principal amount of the Notes at the time outstanding, exclusive of any Notes held by the Company or any Subsidiary.

               "Manx" means Manx Petroleum Plc, a company incorporated under the laws of England and Wales.

               "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon (i) the business, assets, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries on a consolidated basis, (ii) the Company's or any Subsidiary Guarantor's ability to timely pay the Obligations or to perform on a timely basis any material obligation of the Company under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith or (iii) the enforceability of the material terms of this Agreement or any Ancillary Document.

               "New GOC" means Germany Oil Company, a Delaware corporation formerly know as LRI Acquisition, Inc.

               "Obligations" means all Liabilities owing Buyer or, if different, the holder of the Notes, pursuant to the this Agreement, the Notes or any of the other Ancillary Documents.

               "Old LaTex Payables" means those current accounts payable of the Company or its consolidated Subsidiaries that meet one or more of the following tests and have been certified to Buyer by the Company and applicable Subsidiary as being an Old LaTex Payable:

                    (a) accounts payable the collection of which is barred by the applicable statute of limitations;

                    (b) accounts payable the collection of which has been compromised or forgiven in part, in either case to the extent of the amount that has been compromised or forgiven; or

                    (c) accounts payable in respect of which the indebtedness was incurred prior to the LRI Merger and where each of the following is true: (i) no payment has been made on an individual amount of indebtedness payable since the LRI Merger, (ii) no contact has been received by the Company or applicable Subsidiary from the applicable creditor since the LRI Merger pertaining to such account or if contact has been received, such account is being diligently contested in good faith, (iii) no promise to pay such account has been made by the Company or applicable Subsidiary since the LRI Merger and (iv) no judgment has been obtained by, or settlement agreement entered into with, such creditor with respect to such indebtedness.

               "Ordinary Shares" means ordinary shares of 1p each of the Company and any securities issued or issuable with respect to such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

               "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Entities.

               "Permitted Investment" means any investment, loan, advance, guaranty or capital contribution by the Company or any Subsidiary in any of the following: (a) properties or assets to be used in the ordinary course of business of the Company and its Subsidiaries; (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; (c) investments in one or more of the Company's Subsidiaries or in any Person that concurrently with such investment becomes a Subsidiary; (d) any marketable obligation maturing not later than one year after the date of acquisition therefor, issued or guaranteed by the United States of America or by any agency of the United States of America which has the full faith and credit of the United States of America; (e) commercial paper which is given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof; and (f) any demand deposit or time deposit (including certificates of deposit and money market or sweep accounts) with a commercial bank or trust company organized and doing business under the laws of the United States of America or any state thereof which has capital, surplus and undivided profits of at least $250,000,000, provided that such deposit must be either payable on demand or mature not more than twelve months from the date of investment therein.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

               "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

               "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

               "Restricted Payment" shall mean any Distribution (as defined below) in respect of the Company or any Subsidiary thereof (other than on account of capital stock or other equity interests of a Subsidiary owned legally or beneficially by the Company or another Subsidiary), including any Distribution resulting in the acquisition by the Company of securities that would constitute treasury stock. As used in this definition, "Distribution" shall mean, in respect of any corporation, partnership or other business entity (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, partnership or other business entity (except distributions in such stock or other equity interest) and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

               "Securities Act" means the U.S. Securities Act of 1933, as amended.

               "Securities and Exchange Commission" means the U.S. Securities and Exchange Commission.

               "Senior Credit Facility" means that certain Third Amended and Restated Credit Agreement dated even date herewith by and among the Company, Alliance USA, GOCA, LPC, New GOC and Source and Bank of America National Trust and Savings Association.

               "Shareholder Approval" means the receipt of the requisite number of votes of the shareholders of the Company at a duly convened extraordinary general meeting of the Company to approve each of the five resolutions proposed in the Notice of Extraordinary General Meeting dated October 7, 1998 and contained in the Listing Particulars.

               "Source" means Source Petroleum, Inc., a Louisiana corporation.

               "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Company, or any limited partnership of which the Company or any Subsidiary is a general partner.

               "Subsidiary Guarantors" means Difco, Alliance Group, Alliance USA, Source, LRI, LPC, GOCA, New GOC and Enpro.

               "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, transfer, stamp, withholding or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

               "Tax Return" means any return or report (including but not limited to any related or supporting information, any amended return or report or any information return or report) with respect to Taxes.

               "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

               "U.S. GAAP" means generally accepted accounting principles in the United States of America from time to time.

     1.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 1.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

     Defined Term                               Section Reference
     ------------                               -----------------

agreements.......................................      4.19
Audited Financial Statements.....................      4.10
Closing..........................................       3.1
Closing Date.....................................       3.1
Event of Default.................................      13.1
Latest Balance Sheet.............................      4.10
Notes............................................     preamble
Organic Documents................................       4.3
Permitted Liens..................................      11.2
Placement Fee Shares.............................       2.3
Purchase Price...................................       2.2
Registration Rights Agreement....................       3.2(c)
SEC Filings......................................      4.11
Shares...........................................     preamble
Securities.......................................     preamble
Subsidiary Guarantees............................       3.2(c)
Unaudited Financials.............................      4.10

     1.3       References and Construction.

     (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

     (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

     (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

     (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

     (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

     (g) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

     (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

     (i) Unless otherwise indicated, all references herein to "$" or "dollars" shall refer to U.S. Dollars.


                                  ARTICLE II

                           TERMS OF THE TRANSACTION

     2.1 Agreement to Sell and to Purchase the Securities. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue, allot, sell and deliver to EnCap LP and ECIC, and EnCap LP and ECIC shall subscribe for, purchase and accept from the Company, the Securities set forth opposite such Buyer's name below:

               EnCap LP        (1)  $7,312,500 principal amount
               $7,500,000           of Notes; and

                               (2)  11,250,000 Ordinary Shares

               ECIC            (1)  $2,437,500 principal amount
               $2,500,000           of Notes; and

                               (2)  3,750,000 Ordinary Shares

     2.2 Purchase Price and Payment. EnCap LP and ECIC, respectively, shall pay to the Company at the Closing the aggregate amount set forth below such Buyer's name in Section 2.1 (collectively, the "Purchase Price"). The Purchase Price shall be allocated $250,000 to the Shares and $9,750,000 to the Notes for all purposes, including the filing of any Tax Returns.

     2.3 Placement Fee. At the Closing, the Company shall pay EnCap Investments L.C. a placement fee, consisting of 545,454 ordinary shares of the Company (the "Placement Fee Shares").


                                  ARTICLE III

                                    CLOSING

     3.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., 1700 Chase Tower, 600 Travis, Houston, Texas, at 10 a.m., local time, on October 30, 1998, or at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.

     3.2 Deliveries by the Company. At the Closing, the Company will deliver the following documents to Buyer:

     (a) A certificate executed on behalf of the Company by an authorized signatory of the Company, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

     (b) Opinions of counsel, in form, scope and content reasonably acceptable to Buyer, of Jenkens & Gilchrist, U.S. counsel to the Company, and Ashurst Morris & Crisp, U.K. counsel to the Company, dated the Closing Date, covering the matters set forth on Exhibit 3.2(b) and such other matters as Buyer may reasonably request.

     (c)       The certificates, instruments and documents listed below:

               (i) Share certificates in definitive form representing the Shares and the Placement Fee Shares, registered in the name of the applicable Person and duly executed by the Company.

               (ii) The Notes, substantially in the form of Exhibit 3.2(c)(ii) in all material respects, duly executed by the Company.

               (iii) Subsidiary guarantees substantially in the form of Exhibit 3.2(c)(iii) in all material respects (the "Subsidiary Guarantees") of each of the Subsidiary Guarantors, duly executed by the Subsidiary Guarantors.

               (iv) A counterpart of a registration rights agreement substantially in the form of Exhibit 3.2(c)(iv) in all material respects (the "Registration Rights Agreement"), duly executed by the Company.

               (v) Certified copy of a written consent or resolutions of the Board of Directors of the Company and the Subsidiary Guarantors authorizing the execution, delivery and performance by the Company and the Subsidiary Guarantors of this Agreement and the Ancillary Documents, as necessary.

               (vi) Certificates of existence and, for non-U.K. entities, good standing with respect to the Company and the Subsidiary Guarantors, dated within a number of days prior to the Closing Date reasonably acceptable to Buyer.

               (vii) Such other certificates, instruments, and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

     3.3 Deliveries by Buyer. At the Closing, each Buyer will deliver the following to the Company:

     (a) A certificate executed by an authorized signatory of such Buyer, dated the Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

     (b)       The portion of the Purchase Price indicated for such Buyer in
Section 2.1, in immediately available funds by a confirmed wire transfer to a bank account designated in writing by the Company to Buyer no later than two business days prior to the Closing Date.

     (d)       The certificates, instruments and documents listed below:

               (i) A counterpart of the Registration Rights Agreement, duly executed by such Buyer.

               (ii) Such other certificates, instruments, and documents as may be reasonably requested by the Company prior to the Closing Date to carry out the intent and purposes of this Agreement.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     The Company represents and warrants to Buyer that:

     4.1 Corporate Organization. The Company is a public limited company duly organized and validly existing under the laws of England and Wales.

     4.2 Qualification. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and, with respect to non-U.K. entities, in good standing in each of the jurisdictions in which it owns, leases or operates property or in which such qualification or licensing is required for the conduct of its business.

     4.3 Charter and Bylaws. The Company has made available to Buyer accurate and complete copies of the Company's certificate of incorporation, bylaws, memorandum and articles of association or equivalent organizational documents ("Organic Documents") as currently in effect, and stock records of the Company. Neither the Company nor any Subsidiary is in violation of its Organic Documents or its partnership agreement or similar governing document, as the case may be.

     4.4 Capitalization of the Company. The authorized capital stock of the Company, the number of shares outstanding and the number of shares held in the Company's treasury are set forth on Schedule 4.4 hereto. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. Except as set forth on Schedule 4.4 hereto, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. Except as set forth on Schedule 4.4, the Company is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

     4.5 Authority Relative to This Agreement. The Company has full power and authority to execute, deliver, and, upon Shareholder Approval, perform this Agreement and the Ancillary

Documents, including the Notes, to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and (upon Shareholder Approval) performance by the Company of this Agreement and the Ancillary Documents, including the Notes, to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document, including the Notes, executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     4.6 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 4.7 have been obtained and all filings and notifications listed on Schedule 4.7 have been made, and except as described on
Schedule 4.6 and for Shareholder Approval, the execution, delivery and performance of this Agreement by the Company, the execution, delivery and performance by each Subsidiary of the Ancillary Documents to which it is a party, and the consummation by them of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the Organic Documents of the Company or any Subsidiary, (b) conflict with or result in any violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or any Permit held by the Company or any Subsidiary, (iii) result in the creation or imposition of any Lien upon the properties of the Company or any Subsidiary (other than as provided in the Senior Credit Facility) or (iv) violate any Applicable Law binding upon the Company or any Subsidiary.

     4.7 Consents and Approvals, Licenses, Etc. Except for Shareholder Approval and as set forth on Schedule 4.7, no consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, is required to be made or obtained by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby.

     4.8       Subsidiaries

     (a) The Company does not own, directly or indirectly, any capital stock or equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries.
Schedule 4.8 lists each Subsidiary, the jurisdiction of incorporation or formation of each Subsidiary and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary. Each U.K. Subsidiary is a duly formed and validly existing under the laws of the jurisdiction of its formation, and each other Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate or other, as applicable, power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending.

     (b) Except as otherwise indicated on Schedule 4.8, all the outstanding capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued and are fully paid and nonassessable. All equity interests of each other Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     (c) Except as set forth on Schedule 4.8, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of any Subsidiary, (ii) no securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such capital stock or voting securities and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are (and as of the Closing Date there will be) no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights.

     (d) Each of the Subsidiary Guarantors has full power and authority to execute, deliver, and, upon Shareholder Approval, perform the Subsidiary Guarantee and other Ancillary Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery, and (upon Shareholder Approval) performance by each of the Subsidiary Guarantors of the Subsidiary Guarantee and other Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary action of such Subsidiary Guarantor. The Subsidiary Guarantees and each Ancillary Document executed or to be executed by the Subsidiary Guarantors has been, or when executed will be, duly executed and delivered by the Subsidiary Guarantors and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     4.9 Shares. Upon Shareholder Approval, the Shares and the Placement Fee Shares to be issued by the Company at the Closing will have been duly authorized for such issuance and, when issued and delivered by the Company in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Shares and the Placement Fee Shares under this Agreement is not subject to any preemptive or similar rights. Upon fulfillment of the Company's obligations under Section
14.3 hereto and assuming compliance by Buyer with all applicable requirements of Regulation S under the Exchange Act, the Shares and Placement Fee Shares will be tradable on the London Stock Exchange.

     4.10 Financial Statements. The Company has delivered to Buyer accurate and complete copies of (i) the Company's audited consolidated balance sheet as of April 30, 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the unqualified report thereon of KPMG Audit Plc, independent public accountants (the "Audited Financial Statements") and (ii) the Company's unaudited consolidated balance sheet as of July 31, 1998 (the "Latest Balance Sheet"), and the related unaudited consolidated statements of income, stockholders' equity, and cash flows for the three-month period then ended (the "Unaudited Financial Statements"), certified by the Company's chief financial officer (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company and its consolidated Subsidiaries in conformity with U.S. GAAP accounting principles applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present the Company's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income except as identified in the notes thereto, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since the date of the Latest Balance Sheet giving rise to special or nonrecurring income or any such write-up or revaluation.

     4.11 SEC Filings. The Company has filed with the Securities and Exchange Commission, the London Stock Exchange and the Registrar of Companies all forms, reports, schedules, statements and other documents required to be filed by it since May 1, 1996 under the Companies Act and the Listing Rules and since April 30, 1997 under the Securities Act, the Exchange Act and all other federal securities laws. All final forms, reports, schedules, statements and other documents (including all amendments thereto) filed by the Company with the Securities and Exchange Commission and the London Stock Exchange since such date are herein collectively referred to as the "SEC Filings". The Company has delivered to Buyer accurate and complete copies of all the SEC Filings in the form filed by the Company with the Securities and Exchange Commission and the London Stock Exchange. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of the Company and the Subsidiaries have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission and the London Stock Exchange. The Company shall deliver to Buyer as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its shareholders generally or filed by it with the Securities and

Exchange Commission and the London Stock Exchange subsequent to the date hereof and prior to the Closing Date.

     4.12 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company or any Subsidiary, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (iv) liabilities specifically set forth on Schedule 4.12.

     4.13      Absence of Certain Changes.   Except as disclosed on Schedule
4.13, since the date of the Latest Balance Sheet, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in a material adverse change in, the business assets, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries considered as a whole; (ii) the businesses of the Company and the Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) neither the Company nor any Subsidiary has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither the Company nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither the Company nor any Subsidiary has taken any of the actions set forth in Section 6.2 except as permitted thereunder.

     4.14      Tax Matters.  Except as disclosed on Schedule 4.14:

     (a) The Company and each Subsidiary has filed, or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate taxing authority all Tax Returns with respect to Taxes of the Company and of each of the Subsidiaries, all of which Tax Returns are true, correct and complete in all material respects;

     (b) All Taxes due and payable (whether or not reflected in Tax Returns as filed) with respect to all taxable periods of the Company and the Subsidiaries have been paid in full or adequate reserves have been provided for on the Financial Statements;

     (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company or any of the Subsidiaries;

     (d) None of the Tax Returns of or with respect to the Company or any of the Subsidiaries is currently being audited or examined by any taxing authority;

     (e) No material deficiency for any Taxes has been assessed with respect the Company or to any of the Subsidiaries that has not either (i) been abated or (ii) paid in full or for which adequate reserves have been provided;

     (f)       No Tax litigation is currently pending;

     (g) No waiver or extension of any statute of limitations to any federal, state, local or foreign Tax matter has been given by or requested from the Company or any Subsidiary; and

     (h)       Neither the Company nor any Subsidiary has filed a consent under
Section 341(f) of the Code.

     (i) The Company and the Subsidiaries have complied with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under foreign laws), and has timely and properly withheld from the appropriate party and paid over to the proper Governmental Entity all amounts required to be withheld and be paid over under Applicable Law.

     (j) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and neither the Company nor any Subsidiary, nor the Internal Revenue Service, has proposed any such adjustment or change in accounting method. The Company and the Subsidiaries do not have pending any private letter ruling with the IRS.

     (k) Other than as a result of this transaction, none of the Company's or any Subsidiary's tax attributes is subject to the limitations of Section 382, 383 or 384 of the Code or Temporary Treasury Regulation Sections 1.1502-15T or 1.1502-21T(c).

     (l) There are no liens for Taxes upon any assets of the Company or any Subsidiary, except liens for Taxes not yet due and payable.

     (m) The tax basis of each of the assets of the Company and the Subsidiaries as set forth on the books, accounts and records of the Company and the Subsidiaries is true, correct and complete in all material respects.

     4.15      Environmental and Other Laws.  Except as disclosed on Schedule
4.15 or in the SEC Filings filed prior to the date hereof, (a) the Company and the Subsidiaries are conducting their businesses in compliance in all material respects with all Applicable Laws, including all Environmental Laws, and are in material compliance with all licenses and permits required under any such laws;
(b) to the best of the Company's knowledge, none of the operations or properties of the Company or any Subsidiary is the subject of foreign, federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) neither the Company nor any Subsidiary has filed any notice under any Applicable Law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of the Company or any Subsidiary; (d) neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or foreign jurisdiction list or (ii) the subject of foreign, federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) to the best of the Company's knowledge, neither the Company or any Subsidiary has any material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     4.16 Legal Proceedings. Except as disclosed on Schedule 4.16, there are no Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect. There are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with, or questioning the legality or validity of, this Agreement or any Ancillary Document or the transactions contemplated hereby or thereby.

     4.17      Title to Properties; Permits; Licenses; Condition of Assets.

     (a) Each of the Company and the Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in the businesses of the Company and the Subsidiaries.

     (b) Each of the Company and the Subsidiaries holds all material Permits necessary or required for the conduct of its business. Each of such Permits is in full force and effect, the Company and the Subsidiaries are in compliance with all of its material obligations with respect thereto, and, to the best knowledge of the Company, no event has occurred which allows, or with or without the giving of notice or the passage of time or both would allow, the revocation or termination of any thereof. No notice has been issued by any Governmental Entity and no proceeding is pending or, to the best knowledge of the Company, threatened with respect to any alleged failure by the Company or any Subsidiary to have any material Permit.

     (c) The Company and the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out their businesses as presently conducted and as presently proposed to be conducted hereafter, and neither the Company nor any Subsidiaries is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     (d) The equipment and other tangible assets of the Company and the Subsidiaries are in good operating condition (except for reasonable wear and tear), and have been reasonably maintained.

     (e) The Company has conducted a reasonable and prudent due diligence investigation of the assets to be acquired pursuant to the Burlington Agreement, and, to the best knowledge of the Company, the representations and warranties of Burlington Resources (Irish Sea) Limited in the Burlington Agreement are true and correct in all material respects.

     4.18      ERISA.

     (a) Set forth on Schedule 4.18 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has delivered or made available to Buyer accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 4.18.

     (b) Except as otherwise identified on Schedule 4.18, (i) no Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and all of the affiliates of the Company have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company or any Subsidiary. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary or any director or officer of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

     (c)       Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 4.18 is a list of the most recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered or made available to Buyer. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Employee Plans.

     (d) Set forth on Schedule 4.18 is a list of each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by the Company or any affiliate of the Company, and (iii) covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

     (e) Neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

     4.19      Agreements.

     (a) Set forth on Schedule 4.19 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which the Company or any Subsidiary is a party or by which the Company or any

Subsidiary or any of their respective properties is otherwise bound:

               (i) collective bargaining agreements and similar agreements with employees as a group;

               (ii) agreements with any current or former shareholder, director, officer, employee, consultant or advisor or any affiliate of any such Person;

               (iii) agreements between or among the Company and any of the Subsidiaries;

               (iv) exclusive of those relating to the Senior Credit Facility, indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by the Company or any Subsidiary or to the direct or indirect guarantee or assumption by the Company or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

               (v) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

               (vi) agreements relating to the acquisition or disposition of any interest in any business enterprise;

               (vii) exclusive of oil, gas and mineral leases, agreements with respect to the lease of real or personal property;

               (viii) exclusive of oil and gas operating or similar agreements, agreements concerning the management or operation of any real property;

               (ix)   partnership, joint venture, and profit sharing agreements;

               (x)    agreements with any Governmental Entity;

               (xi) agreements relating to the release or disposal of Hazardous Material;

               (xii) agreements containing any covenant limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any other Person in any geographic area or during any period of time, other than those that would not have a Material Adverse Effect;

               (xiii) agreements not made in the ordinary course of business;
     and

               (xiv) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole.

     (b) The Company has delivered or made available to Buyer accurate and complete copies of the agreements listed in Schedule 4.19. Each of such agreements is a valid and binding agreement of the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) the other party or parties thereto, enforceable against the Company and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Company) such other party or parties in accordance with its terms. Neither the Company nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company or any Subsidiary under, any of such agreements, and neither the Company nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Company or any Subsidiary is in breach of or in default under any of such agreements. To the best knowledge of the Company, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company or any Subsidiary of any such breach or default.

     (c) Neither the Company nor any Subsidiary has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and neither the Company nor any Subsidiary knows of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Neither the Company nor any Subsidiary currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

     (d)     Without limiting the generality of the other provisions in this
Section 4.19, the Key Employment Agreements are in full force and effect, and each of John Keenan, Paul Fenemore and Harry Brian Kerr Williams is currently employed by the Company pursuant to a renewal term under such agreements.

      4.20 Labor Disputes and Acts of God. Neither the business nor the properties of the Company nor any Subsidiary has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which, individually or in the aggregate, could cause a Material Adverse Effect.

      4.21 Registration Rights. As of the date hereof, the Company has no obligation to register any of its securities (including debt securities) under the Securities Act, the Listing Rules or applicable similar foreign laws or
regulations.   As of the Closing Date, except pursuant to the Registration
Rights Agreement and as set forth on Schedule 4.21, the Company will have no obligation to register any of its securities (including debt securities) under the Securities Act, the Listing Rules or applicable similar foreign laws or regulations.

      4.22 Offering of Securities. All securities which have been offered or sold by the Company have been registered pursuant to the Securities Act and applicable foreign and state securities laws or were offered and sold pursuant to valid exemptions therefrom.

      4.23 Government Regulation. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisers Act of 1940, as amended.

      4.24 Brokerage Fees. Neither the Company nor any of its affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, which action would subject Buyer or any of its affiliates to any liability. The Company shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its affiliates.

      4.25   Solvency.

      (a) No order has been made or resolution passed for the winding up of the Company and/or any of its Subsidiaries and there is not outstanding (i) any petition or order for the winding up of the Company or any of its Subsidiaries;
(ii) any receivership of the whole or any part of the Company or any of its Subsidiaries; (iii) any petition or order for the administration of the Company or any of its Subsidiaries; or (iv) any voluntary arrangement between the Company or any of its Subsidiaries.

      (b) There are no circumstances which are known, or would on reasonable inquiry be known, to the Company or any of its Subsidiaries which would entitle any person to present a petition for the winding up or administration of the Company or any of its Subsidiaries or to appoint a receiver of the whole or any part of its undertaking or assets.

      (c) Neither the Company nor any of its Subsidiaries is deemed unable to pay its debts within the meaning of Section 1.23 of the Insolvency Act 1986.

      (d)    No event analogous to any of the matters set out in this Section
4.25 has occurred outside England and Wales.

      4.26 Full Disclosure. No representation or warranty made by the Company in this Agreement, and no statement of the Company contained in any document, certificate or other writing furnished or to be furnished by the Company or its representatives to Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact (other than industry-wide risks normally associated with the type of business conducted by the Company) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to the Company (other than industry-wide risks normally associated with the type of business conducted by the Company) that has not been disclosed to Buyer in writing which the Company reasonably anticipates would result in a Material Adverse Effect.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Each of EnCap LP and ECIC hereby severally and as to itself represents and warrants to the Company that (as used in this Article V the term "Buyer" shall be deemed to mean only the Person making such representation or warranty):

     5.1 Corporate Organization. Buyer is duly organized and validly existing under the laws of the jurisdiction of its formation.

     5.2 Authority Relative to This Agreement. Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     5.3 Investment Intent; Investment Experience; Restricted Securities. Buyer is acquiring the Securities for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. In acquiring the Securities, Buyer is not offering or selling, and will not offer or sell, for the Company in connection with any distribution of the Securities, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Buyer understands that the Securities will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Securities will be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations the Securities cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

     5.4 Brokerage Fees. Neither Buyer nor any of its affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, which action would subject the Company or any of its affiliates to any liability. Buyer shall indemnify and hold harmless the Company from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Buyer or any of its affiliates.



                                  ARTICLE VI

                      CONDUCT OF COMPANY PENDING CLOSING

     The Company hereby covenants and agrees with Buyer as follows:

     6.1 Conduct and Preservation of Business. Except as expressly provided in this Agreement, during the period from the date hereof to the Closing, the Company and the Subsidiaries (i) shall each conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall each use its reasonable best efforts to preserve, maintain and protect its properties; and (iii) shall each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it.

     6.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, neither the Company nor any Subsidiary shall, without the prior written consent of Buyer:

             (a) except as provided in the Notice of Extraordinary Meeting dated October 7, 1998 contained in the Listing Particulars, amend its Organic Documents or other governing instruments;

             (b) (i) except as provided (A) in the Notice of Extraordinary Meeting dated October 7, 1998 contained in the Listing Particulars or (B) in Section 6.3 hereof, issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

             (c) (i) except as provided in the Notice of Extraordinary Meeting dated October 7, 1998 contained in the Listing Particulars, split, combine, or reclassify any shares of its capital stock; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) repurchase, redeem, or otherwise acquire any of its securities or any securities of any Subsidiary; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary;

             (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; (ii) make any loans, advances, or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

             (e) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer or employee; or
     (iii) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

             (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company and the Subsidiaries considered as a whole;

             (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

             (h) make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000;

             (i) amend any Tax Return or make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability material to the Company and the Subsidiaries considered as a whole;

             (j) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company or any Subsidiary repay any long-term indebtedness except to the extent required by the terms thereof;

             (k) enter into any lease, contract, agreement, commitment, arrangement or transaction outside the ordinary course of business consistent with past practice;

             (l) amend the Difco Agreement, the Burlington Agreement or the Senior Credit Facility;

             (m) amend, modify, or change any existing lease, contract or agreement (exclusive of the contracts described in subsection (l)), other than in the ordinary course of business consistent with past practice;

             (n) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

             (o) change any of the accounting principles or practices used by it;

             (p) take any action which would or might make any of the representations or warranties of the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

             (q) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

     6.3     Certain Action.  Notwithstanding the foregoing provisions of this
Article VI, the Acquisitions and the transactions contemplated by the Senior Credit Facility may be consummated as provided in this Agreement.


                                  ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement, including the Acquisitions, the Senior Credit Facility and the receipt of Shareholder Approval, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any materiality qualification contained in such representation or warranty.

     7.2 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and all deliveries contemplated by Section 3.3 shall have been made.

     7.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     7.4 Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity or any securities exchange, and no statute, rule, regulation or executive order promulgated, enacted or issued by a Governmental Entity or any securities exchange, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal or improper the consummation of the transactions contemplated hereby.


                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     8.1 Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement, including the Acquisitions, the Senior Credit Facility and the receipt of Shareholder Approval, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any materiality qualification contained in such representation or warranty.

     8.2 Covenants and Agreements Performed. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and all deliveries contemplated by Section 3.2 shall have been made.

     8.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     8.4 Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity or any securities exchange, and no statute, rule, regulation or executive order promulgated, enacted or issued by a Governmental Entity or any securities exchange, shall be in effect which restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated hereby.

     8.5 Consents. There shall have been obtained the Shareholder Approval and any and all consents, approvals, authorizations, licenses, orders or permits set forth on Schedule 4.7; and no other consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person or entity, the failure to comply with which would have a Material Adverse Effect, shall be required to be made or obtained by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     8.6 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries considered as a whole.

     8.7 Senior Credit Facility. The Company, Alliance USA, GOCA, LPC, New GOC and Source shall have executed and delivered the Senior Credit Facility, substantially in the form of the final draft furnished to Buyer in all material respects.

     8.8 Subordination Agreement. Buyer and the lender under the Senior Credit Facility shall have executed and delivered a materially acceptable subordination agreement.

     8.9 U.K. Opinion. Buyer shall have received an opinion of Richards Butler dated the Closing Date and in form and substance satisfactory to Buyer concerning choice of law and such other matters as Buyer may request.

     8.10 Closing of the Acquisitions and the Senior Credit Facility. All conditions precedent to the closings of the Acquisitions and the Senior Credit Facility (other than conditions with respect to the consummation, simultaneously with such closings, of the transactions contemplated hereby) shall have been satisfied at or prior to the Closing, and such closings shall have occurred prior to or be occurring simultaneously with the Closing.

                                  ARTICLE IX

                            PRE-CLOSING TERMINATION

     9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

             (a)   by mutual written consent of the Company and Buyer; or

             (b) by either the Company or Buyer, if any Governmental Entity with jurisdiction over such matters shall have issued an order or injunction restraining, enjoining or otherwise prohibiting the sale of the Securities or the Placement Fee Shares hereunder and such order, decree, ruling or other action shall have become final and unappealable;

             (c) by either Company or Buyer, if the Closing shall not have occurred on or before October 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

     9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section, in Sections 14.6 and 14.7 and in Article XV shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.


                                   ARTICLE X

                     AFFIRMATIVE COVENANTS OF THE COMPANY

     To induce Buyer to enter into this Agreement, the Company warrants, covenants and agrees that until the full and final payment of the Obligations:

     10.1 Payment and Performance. The Company will pay all amounts due under the Notes in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in this Agreement. The Company will cause each of its Subsidiaries to observe, perform and comply with every such term, covenant and condition to the extent applicable to such Subsidiary.

     10.2 Books, Financial Statements and Reports. The Company and each of its Subsidiaries will at all times maintain full and accurate books of account and records. The Company will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Buyer at the Company's expense:

     (a)     As soon as available, and in any event within one hundred five
(105) days after the end of each Fiscal Year, complete consolidated financial statements of the Company together with all notes thereto, prepared in reasonable detail in accordance with U.S. GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the Company and reasonably acceptable to Buyer, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

     (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, the Company's consolidated balance sheet as of the end of such Fiscal Quarter and consolidated statements of the Company's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with U.S. GAAP, subject to changes resulting from normal year-end adjustments. In addition the Company will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in a form reasonably acceptable to Buyer signed by the chief financial officer of the Company stating that such financial statements are accurate and complete (subject to normal year-end adjustments) and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

     (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the Company with any securities exchange, the Securities and Exchange Commission or any similar Governmental Entity.

     (d) Annually within 60 days after the end of each Fiscal Year beginning with the Fiscal Year ending April 30, 1999, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Company therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10% and at any other rates designated from time to time by a Majority of the Noteholders and
(iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices determined by a Majority of the Noteholders, (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by the Company, escalated at the same rate, if any, being applied to prices and (3) such other assumptions as shall be designated by a Majority of the Noteholders. In addition to the foregoing, a Majority of the Noteholders shall have the right from time to time to cause the independent petroleum engineer referenced below to prepare an additional report of the type described above, not to exceed one additional report in any one calendar year, in which event all fees and expenses incurred in connection with obtaining such additional report shall be paid by the Company. Each report under this subsection shall be prepared by an independent petroleum engineer designated by the Company and approved by a Majority of the Noteholders. Each annual report referenced above shall also include an estimate of the Company's proved oil and gas reserves (as defined in Regulation S-X promulgated by the Securities and Exchange Commission) and a calculation of the "present value of estimated future net revenues" from such proved oil and gas reserves, with such present worth calculation to be made in accordance with Regulation S-X, as promulgated by the Securities and Exchange Commission.

     (e) Promptly, such other information with respect to the business and operations of the Company and its Subsidiaries, as Buyer may reasonably request.

     10.3 Notice of Material Events and Change of Address. The Company will promptly notify Buyer in writing, stating that such notice is being given pursuant to this Agreement, of:

             (a)   the occurrence of any Material Adverse Effect,

             (b)   the occurrence of any Default,

             (c) the acceleration of the maturity of any indebtedness owed by the Company or any Subsidiary thereof or of any default by any the Company or any such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could reasonably be expected to have a Material Adverse Effect,

             (d) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against the Company or any Subsidiary thereof or with respect to the Company or any of such Subsidiary's properties, an d

             (e) the filing of any suit or proceeding against the Company or any Subsidiary thereof in which an adverse decision could cause a Material Adverse Effect .

Upon the occurrence of any of the foregoing the Company and any Subsidiary thereof will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.

     10.4 Maintenance of Properties. The Company and each of its Subsidiaries will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all Applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     10.5 Maintenance of Existence and Qualifications. The Company and each of its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by Applicable Law, except where the failure so to qualify will not cause a Material Adverse Effect.

     10.6 Payment of Trade Liabilities, Taxes, etc. The Company and each of its Subsidiaries will (a) timely file all required Tax Returns; (b) timely pay all Taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely withhold and pay over to the proper Governmental Entity all amounts required to be withheld and paid over under Applicable Laws; (d) pay when due all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (e) pay and discharge when due all other Liabilities now or hereafter owed by it; and (f) maintain appropriate accruals and reserves for all of the foregoing in accordance with U.S. GAAP. The Company and each of its Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     10.7 Insurance. The Company and each of its Subsidiaries will keep or cause to be kept insured by financially sound and reputable insurers its properties in such forms and amounts and against such risks as are customary for Persons engaged in the same or similar business of owning and operating similar properties.

     10.8 Compliance with Agreements and Law. The Company and each of its Subsidiaries will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. The Company and each of its Subsidiaries will conduct its business and affairs in compliance with all Applicable Law.

     10.9 Guaranties of Company's Subsidiaries. Each Subsidiary (other than the Subsidiary Guarantors) of the Company now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Buyer, execute and deliver to Buyer an absolute and unconditional guaranty of the timely repayment of the Notes and the due and punctual performance of the obligations of the Company hereunder, which guaranty shall be satisfactory to Buyer in form and substance. The Company will cause each of its Subsidiaries to deliver to Buyer, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Buyer and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.


                                  ARTICLE XI

                       NEGATIVE COVENANTS OF THE COMPANY

     To induce Buyer to enter into this Agreement, the Company warrants, covenants and agrees that until the full and final payment of the Obligations:

     11.1 Indebtedness. Neither the Company nor any Subsidiary thereof will in any manner owe or be liable for Indebtedness except:

     (a)     the Obligations;

     (b)     the Senior Credit Facility;

     (c) Indebtedness owed by the Company or any Subsidiary thereof which is subordinated to the Obligations upon terms and conditions satisfactory to EnCap LP and ECIC in their sole and absolute discretion;

     (d) purchase money Indebtedness and Indebtedness under leases of the Company or such Subsidiary as lessee which are capitalized in accordance with U.S. GAAP, in an aggregate principal amount not to exceed $100,000 at any time, provided that such purchase money Indebtedness and Indebtedness under capital leases do not in the aggregate exceed $250,000; and

     (e)     Old Latex Payables.

     11.2 Limitation on Liens. Neither the Company nor any Subsidiary thereof will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following ("Permitted Liens"):

     (a)     Liens which secure Obligations only;

     (b)     Liens which secure the Senior Credit Facility; and

     (c) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or for which adequate reserves have been set aside.

     11.3 Limitation on Mergers. Except as expressly provided in this Section, neither the Company nor any Subsidiary thereof will merge or consolidate with or into any other business entity. Any Subsidiary of the Company may, however, be merged into or consolidated with either the Company or another Subsidiary which is wholly-owned by the Company, so long as the Company or the Subsidiary wholly-owned by the Company is the surviving business entity. The Company will not issue any securities other than (i) Ordinary Shares, (ii) deferred shares having nominal value and no voting rights, (iii) the "Convertible Shares," as defined in the Difco Agreement, or (iv) any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of the Company will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Company or to another Subsidiary. No Subsidiary of the Company which is a partnership will allow any diminution of the Company's interest (direct or indirect) therein.

     11.4 Limitation on Sales of Property. Neither the Company nor any Subsidiary thereof will sell, transfer, lease, exchange, alienate or dispose of any of its assets or properties except:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms; or

     (c) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year (commencing with Fiscal Year
1999).

     11.5 Limitation on Investments and New Businesses. Neither the Company nor any Subsidiary thereof will make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which ordinary course of business includes the acquisition, directly or indirectly, of oil and gas properties), engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or make any significant acquisitions or investments in any properties other than oil and gas properties.

     11.6 Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will engage in any material transaction with any of its affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such affiliates.

     11.7 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment.

     11.8 Material Amendments. The Company will not, and will not permit any of its Subsidiaries to, consent to any material amendment, supplement or other modification to any of the terms and provisions of the Burlington Agreement or the Difco Agreement.


                                  ARTICLE XII

                            PREPAYMENT OF THE NOTE

     12.1 Optional Prepayment. The Company may, upon not less than thirty days' notice to the holders of the Notes, from time to time and without premium or penalty prepay the Notes in cash, in whole or in part, so long as the aggregate amount of each partial prepayment of principal on the Notes equals at least $1,000,000 or any higher integral multiple of $1,000,000. Each prepayment of principal under this Section 12.1 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. All principal and interest prepaid pursuant to this Section 12.1 shall be in addition to, but not in lieu of, all payments otherwise required to be paid under the Agreement or the Ancillary Documents at the time of such prepayment.


                                 ARTICLE XIII

                        EVENTS OF DEFAULT AND REMEDIES

     13.1 Events of Default. Each of the following constitutes an "Event of Default" for purposes of the Notes and this Agreement:

     (a) a default in the payment of principal of any Note when and as the same shall become due and payable;

     (b) a default in the payment of any interest upon any Note when such interest becomes due and payable;

     (c) a default in the performance or observation of any covenant, agreement or condition contained in either Article X or Article XI, which default is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default or (ii) the day on which written notice thereof is given to the Company by the holder of any Note;

     (d) any "default" or "event of default" occurs under any this Agreement or any Ancillary Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in this Agreement or such Ancillary Document;

     (e) any representation or warranty previously, presently or hereafter made in writing by or on behalf of the Company or any Subsidiary thereof in connection with this Agreement or any Ancillary Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, which default is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default or (ii) the day on which written notice thereof is given to the Company by the holder of any Note;

     (f) the Company or any Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any loan document relating to the Senior Credit Facility or any other agreement or instrument, if such agreement or instrument is materially significant to the Company or such Subsidiary, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (g) the Company or any Subsidiary thereof fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000 (exclusive of the Old Latex Payables), or breaches or defaults in the performance of any Agreement or instrument by which any such

Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (h)     the Company or any Subsidiary thereof:

             (i) suffers the entry against it of a judgment, decree or order for relief by a tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Applicable Law of any jurisdiction now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

             (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Applicable Law now or hereafter in effect, including the United States federal Bankruptcy Code or similar foreign law, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Applicable Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

             (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

             (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance satisfactory to the holders of the Notes in their discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

             (v) suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (i)     Any Change in Control occurs; and

     (j)     Any Material Adverse Effect occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to the Company or a Subsidiary thereof, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company and each such Subsidiary. Upon the occurrence of an Event of Default described in subsection
(a) or subsection (b) of this section, any holder of a Note may during its continuance, by written notice to the Company declare the Note held by it to be due and payable, whereupon such Note shall forthwith mature and become due and payable. Upon the occurrence of any other Event of Default, the Majority of Noteholders may at any time during its continuance, declare all of the Notes to be due and payable, whereupon all of the Notes shall forthwith mature and become due and payable.

     13.2 Remedies. If any Default shall occur and be continuing, the holder of any Note may protect and enforce its rights under the this Agreement and the Ancillary Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in this Agreement or any Ancillary Document, and the holder of any Note may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon the holders of the Notes under this Agreement and the Ancillary Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under this Agreement or the Ancillary Documents or at law or in equity.


                                  ARTICLE XIV

                             ADDITIONAL AGREEMENTS

     14.1 Third Party Consents. The Company shall use its reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Buyer to be desirable to enable the Company to issue the Securities to Buyer and the Placement Fee Shares to an affiliate of Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section shall be borne by the Company.

     14.2 Access to Information. Between the date hereof and the Closing, the Company (i) shall give Buyer and its authorized representatives reasonable access, during regular business hours, to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company and the Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require and (iii) shall cause the Company's officers and those of the Subsidiaries to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyer may from time to time reasonably request; provided, however, that the Company shall have the right to have a representative present at all times of any such inspections, interviews and examinations conducted at or on the offices or other facilities or properties of the

Company or its affiliates or representatives.

     14.3 Listing of Shares. The Company shall use its reasonable best efforts to cause the Shares and the Placement Fee Shares to be approved for listing on each securities exchange, automated quotation system or over-the-counter market upon which securities of the Company of the same class are listed on the first business day following the Closing Date.

     14.4 Use of Proceeds. The Company will use the Purchase Price to fund the Acquisitions and for no other purpose, except as provided herein.

     14.5 Board Representation. For up to as long as Buyer holds Ordinary Shares of the Company that, together with any Ordinary Shares issuable upon exercise or conversion of any other securities of the Company held by Buyer, aggregate at least 1% of the issued and outstanding Ordinary Shares, (a) upon request, the Company will use its reasonable best efforts to cause a designee of Buyer to be elected as a member of the Board of Directors of the Company, (b) in the event that any designee of Buyer elected to the Company's Board of Directors shall cease to serve as a director for any reason, the Company will use its reasonable best efforts to cause the vacancy resulting therefrom to be filled with a designee of Buyer and (c) if, despite the Company's reasonable best efforts, a designee of Buyer is not elected to the Company's Board of Directors, the Company will use its reasonable best efforts to cause a designee of Buyer
(i) to be permitted to attend meetings of the Company's Board of Directors as a non-voting observer, (ii) to receive information generally provided to the Company's Board of Directors, including information with respect to various corporate developments or transactions, and to have access to the books, records, and properties of the Company and (iii) to meet with the executive officers of the Company in order to provide advice and counsel with respect to the management of the Company.

     14.6 Public Announcements. Except as may be required by Applicable Law, neither Buyer, on the one hand, nor the Company, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law shall only be made after reasonable notice to the other party, and in such case the party proposing to make such a press release or public statement shall consult with the other party.

     14.7 Fees and Expenses. The Company shall bear its costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents and the other documents and instruments contemplated hereby and thereby, as well as the consummation of the transactions contemplated hereby and thereby. The Company shall promptly (and in any event within 30 days after any invoice or other statement or notice) pay the reasonable costs and expenses incurred by or on behalf of Buyer, including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents and the other documents and instruments contemplated hereby and thereby, as well as the related due diligence and consummation of the transactions contemplated hereby and thereby.

     14.8 Costs of Enforcement. If any party hereto is required to take action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys' fees and expenses, in connection with any such action.

     14.9 Transfer Taxes. All sales, transfer, filing, recordation, registration, stamp and similar Taxes and fees arising from or associated with the issue and sale of the Securities and the Placement Fee Shares as contemplated hereunder, whether levied on Buyer or the Company, shall be borne by the Company, and the Company shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

     14.10 Indemnification. The Company shall indemnify, defend and hold harmless Buyer from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto.

                                  ARTICLE XV

                                 MISCELLANEOUS

     15.1    Notices.

     (a) All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

             If to EnCap LP or ECIC:

                   Energy Capital Investment Company PLC
                   EnCap Equity 1996 Limited Partnership
                   c/o EnCap Investments L.C.
                   1100 Louisiana, Suite 3150
                   Houston, Texas  77002
                   Attention: Robert L. Zorich
                   Fax No.: 713-659-6130
             with a copy to:

                   Thompson & Knight, P.C.
                   1700 Chase Tower
                   600 Travis
                   Houston, TX 77002
                   Attention:  Michael Pierce
                   Telefax: 713/217-2828

             If to the Company or any Subsidiary:

                   Alliance Resources PLC
                   4200 East Skelly Drive, Suite 1000
                   Tulsa, Oklahoma  74135
                   Attention:  John A. Keenan
                   Telefax: 918-494-4918

             with a copy to:

                   Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                   Dallas, Texas  75202
                   Attention: W. Alan Kailer
                   Telefax: 214-855-4300

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

     (b) The Company covenants and agrees that it will give all notices required or permitted to be given by the Company to EnCap LP or ECIC as a member or shareholder of the Company in accordance with this Section 15.1 and that to the extent that this Section 15.1 conflicts with the Organic Documents of the Company, this Section 15.1 shall control.

     15.2 Waiver and Amendment. No failure or delay (whether by course of conduct or otherwise) by any party hereto in exercising any right, power or remedy which such holder may have under the Agreement or any of the Ancillary Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement or any Ancillary Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No waiver, consent, release, modification or amendment of or supplement to this Agreement or any of the Ancillary Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

     15.3 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party without contractual limitation. Except as otherwise provided herein or therein, all agreements and/or covenants of the Company contained in this Agreement or in any of the Ancillary Documents shall survive the execution and delivery of this Agreement and the Ancillary Documents and the performance hereof and thereof, and shall further survive until all of the Obligations are paid in full and all of Buyer's obligations to the Company are terminated.

     15.4 Entire Agreement. This Agreement, together with the Schedules and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.5 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that prior to Closing, neither party may assign its rights or delegate any of its duties and obligations under this Agreement or the Ancillary Documents without the prior written consent of the other; provided, further, that after the Closing, the Company may not assign its rights or delegate any of its duties and obligations under this Agreement and the Ancillary Documents without the prior written consent of the holders of the Notes. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     15.6 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     15.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     15.8 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     15.9 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

     15.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     15.11 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     15.12 Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

     15.13 Payments. All payments to be made hereunder shall be in lawful money of the United States of America.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                             ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                             By:  ENCAP INVESTMENTS L.C., General Partner


                             By:
                                  ---------------------------------------
                                  Name:
                                          -------------------------------
                                  Title:  Managing Director


                             ENERGY CAPITAL INVESTMENT COMPANY PLC


                             By:  /s/ Gary R. Petersen
                                  ---------------------------------------
                                  Name:   Gary R. Petersen
                                  Title:  Director


                             ALLIANCE RESOURCES PLC


                             By:
                                  ---------------------------------------
                                  Name:
                                          -------------------------------
                                  Title:
                                          -------------------------------